EXHIBIT 99.3

ENVIVA PARTNERS, LP AND SUBSIDIARIES
Index to Unaudited Pro Forma Combined Financial Statements

Page

Unaudited Pro Forma Combined Balance Sheet	1
Unaudited Pro Forma Combined Statements of Operations for the three months ended March 31, 2019	2
Unaudited Pro Forma Combined Statements of Operations for the Year ended December 31, 2018	3
Unaudited Pro Forma Combined Statements of Operations for the Year ended December 31, 2017	4
Notes to Unaudited Pro Forma Combined Financial Statements	5

ENVIVA PARTNERS, LP AND SUBSIDIARIES
Unaudited Pro Forma Combined Balance Sheet
March 31, 2019
(In thousands)

	Enviva Partners, LP as Reported	Enviva Wilmington Holdings, LLC	Pro Forma Adjustments		Enviva Partners, LP Pro Forma
Assets
Current assets:
Cash and cash equivalents	$106,745	$1,926	$(24,700)	(a)	$83,971
Accounts receivable	64,904	—	—		64,904
Insurance receivables	1,300	—	—		1,300
Related-party receivables and prepaid expenses	13,558	1,415	(5,657)	(b)	9,316
Deferred consideration for Wilmington Drop-Down due from related-party	—	74,000	(74,000)	(b)	—
Inventories	27,999	—	—		27,999
Prepaid expenses and other current assets	2,391	22	—		2,413
Total current assets	216,897	77,363	(104,357)		189,903

Property, plant and equipment - in service, net	533,527	1,734	—		535,261
Construction in progress	26,845	138,707	—		165,552
Total property, plant and equipment, net	560,372	140,441	—		700,813

Operating lease right-of-use assets, net	26,957	8	—		26,965
Goodwill	85,615	—	—		85,615
Other long-term assets	5,939	—	—		5,939
Total assets	$895,780	$217,812	$(104,357)		$1,009,235
Liabilities and Partners’ Capital
Current liabilities:
Accounts payable	$7,667	$6,105	$(41)	(b)	$13,731
Related-party payables and accrued liabilities	17,294	5,909	(5,616)	(b)	17,587
Deferred consideration for Drop-Downs due to related-party	74,000	—	(74,000)	(b)	—
			90,000	(a)	90,000
Accrued and other current liabilities	58,656	15,252	—		73,908
Current portion of interest payable	13,020	—	—		13,020
Current portion of long-term debt and capital lease obligations	2,762	—	—		2,762
Total current liabilities	173,399	27,266	10,343		211,008
Long-term debt and capital lease obligations	475,975	—	—		475,975
Long-term operating lease liabilities	27,730	4	—		27,734
Long-term interest payable	1,040	—	—		1,040
Other long-term liabilities	2,165	—	—		2,165
Total liabilities	680,309	27,270	10,343		717,922
Commitments and contingencies

Partners’ capital:
Limited partners interest	350,856	—	50,000	(a)	400,856
General partner	(135,680)	—	(164,700)	(a)
			121,709	(a)
			44,525	(c)	(134,146)
Accumulated other comprehensive income	295	—	—		295
Total Enviva Partners, LP partners’ capital	215,471	—	51,534		267,005
Members' capital	—	190,542	(121,709)	(a)
			(68,833)	(a)	—
Noncontrolling members' interests	—	—	68,833	(a)
			(44,525)	(c)	24,308
Total partners’ capital	215,471	190,542	(114,700)		291,313
Total liabilities and partners’ capital	$895,780	$217,812	$(104,357)		$1,009,235

ENVIVA PARTNERS, LP AND SUBSIDIARIES
Unaudited Pro Forma Combined Statements of Operations
For the Three Months ended March 31, 2019
(In thousands, except per unit amounts)

	Enviva Partners, LP as Reported	Enviva Wilmington Holdings, LLC	Pro Forma Adjustments		Enviva Partners, LP Pro Forma
Product sales	$156,599	$—	$—		$156,599
Other revenue	1,770	—	—		1,770
Net revenue	158,369	—	—		158,369
Cost of goods sold	137,392	—	—		137,392
Depreciation and amortization	11,070	—	—		11,070
Total cost of goods sold	148,462	—	—		148,462
Gross margin	9,907	—	—		9,907
General and administrative expenses	9,837	3,325	—		13,162
Income (loss) from operations	70	(3,325)	—		(3,255)
Other income (expense):
Interest expense	(9,633)	(4)	—		(9,637)
Other income (expense), net	640	(27)	—		613
Total other expense, net	(8,993)	(31)	—		(9,024)
Net loss	(8,923)	(3,356)	—		(12,279)
Less net loss attributable to noncontrolling members’ interests	—	—	1,689	(c)	1,689
Enviva Partners, LP limited partners’ interest in net income (loss)	$(8,923)	$(3,356)	$1,689		$(10,590)

Net loss per limited partner common unit:
Basic	$(0.42)		$(0.03)	(c)	$(0.45)
Diluted	$(0.42)		$(0.03)	(c)	$(0.45)
Weighted-average number of limited partner units outstanding:
Common—basic	26,759		1,681	(c)	28,440
Common—diluted	26,759		1,681	(c)	28,440

ENVIVA PARTNERS, LP AND SUBSIDIARIES
Unaudited Pro Forma Combined Statements of Operations
Year ended December 31, 2018
(In thousands, except per unit amounts)

	Enviva Partners, LP as Reported	Enviva Wilmington Holdings, LLC	Pro Forma Adjustments		Enviva Partners, LP Pro Forma
Product sales	$564,010	$—	$—		$564,010
Other revenue	9,731	—	—		9,731
Net revenue	573,741	—	—		573,741
Cost of goods sold, excluding depreciation and amortization	461,735	—	1,515	(b)	463,250
Loss on disposal of assets	2,386	—	—		2,386
Depreciation and amortization	40,179	—	—		40,179
Total cost of goods sold	504,300	—	1,515		505,815
Gross margin	69,441	—	(1,515)		67,926
General and administrative expenses	27,641	13,173	(1,515)	(b)	39,299
Income (loss) from operations	41,800	(13,173)	—		28,627
Other income (expense):
Interest expense	(36,471)	(31)	—		(36,502)
Early retirement of debt obligation	(751)	—	—		(751)
Other income (expense)	2,374	(4,091)	—		(1,717)
Total other expense, net	(34,848)	(4,122)	—		(38,970)
Net income (loss)	6,952	(17,295)	—		(10,343)
Less net loss attributable to noncontrolling members' interests	—	—	8,719	(c)	8,719
Enviva Partners, LP limited partners' interest in net income (loss)	$6,952	$(17,295)	$8,719		$(1,624)

Net income (loss) per limited partner common unit:
Basic	$0.04		$(0.32)	(c)	$(0.28)
Diluted	$0.04		$(0.32)	(c)	$(0.28)
Net income (loss) per limited partner subordinated unit:
Basic	$0.04		$(0.32)	(c)	$(0.28)
Diluted	$0.04		$(0.32)	(c)	$(0.28)
Weighted-average number of limited partner units outstanding:
Common—basic	21,533		1,681	(c)	23,214
Common—diluted	22,553		661	(c)	23,214
Subordinated—basic and diluted	4,893		—	(c)	4,893

ENVIVA PARTNERS, LP AND SUBSIDIARIES
Unaudited Pro Forma Combined Statements of Operations
Year ended December 31, 2017
(In thousands, except per unit amounts)

	Enviva Partners, LP as Reported	Enviva Wilmington Holdings, LLC	Pro Forma Adjustments		Enviva Partners, LP Pro Forma
Product sales	$522,250	$—	$(2,654)		$519,596
Other revenue	20,971	4,337	—		25,308
Net revenue	543,221	4,337	(2,654)		544,904
Cost of goods sold, excluding depreciation and amortization	419,616	6,641	(151)	(b)	426,106
Loss on disposal of assets	4,899	—	—		4,899
Depreciation and amortization	39,904	3,030	—		42,934
Total cost of goods sold	464,419	9,671	(151)		473,939
Gross margin	78,802	(5,334)	(2,503)		70,965
General and administrative expenses	30,107	14,134	(2,503)	(b)	41,738
Disposal and impairment of assets held for sale	827	—	—		827
Total general and administrative expenses	30,934	14,134	(2,503)		42,565
Income from operations	47,868	(19,468)	—		28,400
Other expense:
Interest expense	(31,744)	(444)	—		(32,188)
Other expense	(1,751)	(3)	—		(1,754)
Total other expense, net	(33,495)	(447)	—		(33,942)
Net income (loss)	14,373	(19,915)	—		(5,542)
Less net loss attributable to noncontrolling members’ interests	3,140	—	10,054	(c)	13,194
Net income (loss) attributable to Enviva Partners, LP	$17,513	$(19,915)	$10,054		$7,652
Less: Pre-acquisition loss from inception to October 1, 2017 from operations of Enviva Port of Wilmington, LLC Drop-Down allocated to General Partner	(3,049)	—	—		(3,049)
Enviva Partners, LP limited partners’ interest in net income (loss)	$20,562	$(19,915)	$10,054		$10,701

Net income (loss) per limited partner common unit:
Basic	$0.65		$(0.40)	(c)	$0.25
Diluted	$0.61		$(0.37)	(c)	$0.24
Net income (loss) per limited partner subordinated unit:
Basic	$0.65		$(0.40)	(c)	$0.25
Diluted	$0.65		$(0.40)	(c)	$0.25
Weighted-average number of limited partner units outstanding:
Common—basic	14,403		1,682	(c)	16,085
Common—diluted	15,351		1,681	(c)	17,032
Subordinated—basic and diluted	11,905		—		11,905

ENVIVA PARTNERS, LP AND SUBSIDIARIES
Notes to Unaudited Pro Forma Combined Financial Statements
(In thousands, except number of units, per unit amounts and unless otherwise noted)
(Unaudited)

(1) Basis of Presentation
The unaudited pro forma combined financial statements of Enviva Partners, LP and subsidiaries ("we," "us," "our," or the “Partnership”) consist of a combined balance sheet at March 31, 2019 and combined statements of operations for the three months ended March 31, 2019 and the years ended December 31, 2018 and 2017 which reflect our acquisition of all of the issued and outstanding Class B Units of Enviva Wilmington Holdings, LLC, a Delaware limited liability company, (the “First JV”) on April 2, 2019 from Enviva Development Holdings, LLC, a fully owned subsidiary of our sponsor, Enviva Holdings, LP. We refer to this acquisition as the "JV 1.0 Drop-Down." The unaudited pro forma combined financial statements included herein have been derived from the following historical financial statements:

•	the audited consolidated statements of operations of the Partnership for the years ended December 31, 2018 and 2017;

•	the unaudited condensed consolidated financial statements of the Partnership at and for the three months ended March 31, 2019;

•	the audited consolidated statements of operations of the First JV for the years ended December 31, 2018 and 2017;

•	the unaudited condensed consolidated financial statements of the First JV at and for the three months ended March 31, 2019
The unaudited pro forma combined balance sheet has been prepared as if the JV 1.0 Drop-Down occurred on March 31, 2019. The unaudited combined statements of operations for the three months ended March 31, 2019 and for the years ended December 31, 2018 and 2017 have been prepared as if the JV 1.0 Drop-Down occurred on January 1, 2017. The unaudited pro forma combined financial statements should be read in conjunction with the related notes, which are included herein, the financial statements and notes included in the Partnership's Annual Report on Form 10-K for the year ended December 31, 2018 and Quarterly Report on Form 10-Q for the three months ended March 31, 2019, the audited consolidated financial statements of the First JV as of December 31, 2018 and 2017 and the unaudited condensed consolidated financial statements of the First JV as of March 31, 2019.
The unaudited pro forma combined financial statements do not include a $74.0 million payment of deferred consideration from the Wilmington Drop-Down made by the Partnership to the First JV on April 1, 2019, pursuant to a letter agreement dated March 21, 2019. The payment consisted of approximately $24.0 million in cash and the issuance of 1,691,627 Partnership common units, or approximately $50.0 million. Upon receipt of the payment of the deferred consideration, on April 1, 2019, the First JV distributed to John Hancock Life Insurance Company (U.S.A.), the holder of Class A Units of the First JV, approximately $23.0 million in cash and the 1,691,627 Partnership common units, or approximately $50.0 million, as permitted by the terms of the First JV’s LLC agreement. Absent the letter agreement dated March 21, 2019, the payment of the $74.0 million by the Partnership to the First JV would have otherwise been due according to the terms set forth in the Wilmington Drop-Down contribution agreement and therefore was not considered to be directly attributable to the JV 1.0 Drop-Down.
Certain amounts related to property, plant and equipment, net have been reclassified to conform to the presentation on the unaudited pro forma combined balance sheet.
Contribution Agreement
On March 21, 2019, the Partnership, a Delaware limited partnership, entered into a contribution agreement (the “Contribution Agreement”) with Enviva Development Holdings, LLC, a Delaware limited liability company (“DevCo”), and Enviva Holdings, LP, a Delaware limited partnership (the “sponsor”).
Pursuant to the Contribution Agreement attributable to the JV 1.0 Drop-Down, DevCo contributed to the Partnership, all of the issued and outstanding Class B Units of the First JV for total consideration of $165.0 million, subject to certain adjustments. Such consideration included (i) the issuance of 1,681,237 common units representing limited partner interest in the Partnership (“common units”), or approximately $50.0 million and approximately $25.0 million in cash issued and paid, upon the consummation of the transactions on April 2, 2019 (the “Closing”), (ii) $50.0 million in cash to be paid upon the commencement of commercial operations (“COD”) of the Hamlet plant (as defined below), and (iii) $40.0 million in cash to be paid upon the later of COD and January 2, 2020.

ENVIVA PARTNERS, LP AND SUBSIDIARIES
Notes to Unaudited Pro Forma Combined Financial Statements
(In thousands, except number of units, per unit amounts and unless otherwise noted)
(Unaudited)

The First JV is a joint venture between DevCo, a wholly owned subsidiary of the sponsor, and John Hancock Life Insurance Company (U.S.A.) and certain of its affiliates (collectively, “John Hancock”). The First JV has secured permits and is nearing completion of construction of a wood pellet production plant in Hamlet, North Carolina (the “Hamlet plant”). The Hamlet plant is expected to reach COD in the next few weeks and, following a ramp period, to reach wood pellet production of approximately 600,000 metric tons per year.
At the Closing, a wholly owned subsidiary of the Partnership (“Subsidiary”), entered into a make-whole agreement with the sponsor, pursuant to which (i) the sponsor will guarantee certain cash flows from the Hamlet plant until June 30, 2020, (ii) the sponsor will reimburse Subsidiary for construction cost overruns in excess of budgeted capital expenditures for the Hamlet plant, subject to certain exceptions, (iii) Subsidiary will pay to the sponsor quarterly incentive payments for any wood pellets produced by the Hamlet plant in excess of forecast production levels through June 30, 2020, and (iv) the sponsor will retain liability for certain claims payable, if any, by the First JV.
At the Closing, (i) Enviva Management Company, LLC, a Delaware limited liability company and a wholly owned subsidiary of the Sponsor (“Enviva Management”), waived an aggregate of approximately $2.5 million of management fees that otherwise would be paid to Enviva Management under the First JV’s management services agreement with respect to the period from the Closing until the later of July 1, 2019 and COD of the Hamlet plant and (ii) the Partnership and Enviva Management entered into an agreement pursuant to which an aggregate of approximately $13.0 million in fees that otherwise would be paid by the Partnership under the Partnership’s management services agreement with Enviva Management will be waived with respect to the period from the Closing through the second quarter of 2020.
The JV1.0 Drop-Down was deemed a transaction among entities under common control and therefore the acquired assets and liabilities will be combined at historic carrying value as of the Closing on April 2, 2019.
Each of the parties to the Contribution Agreement other than DevCo is an indirect subsidiary of the sponsor. As a result, certain individuals, including officers and directors of Enviva Holdings GP, LLC, a Delaware limited liability company and the general partner of the sponsor, and officers and directors of Enviva Partners GP, LLC, a Delaware limited liability company and the general partner of the Partnership (the “General Partner”), serve as officers and/or directors of one or more of such entities. As of the date of this Current Report on Form 8-K/A (this “Current Report”), the sponsor indirectly owns 13,586,375 common units representing approximately a 41% limited partner interest in the Partnership.  Through its control and ownership of the General Partner, Enviva Holdings also owns the general partner interest in the Partnership and all of the Partnership’s incentive distribution rights.
The amount and composition of the consideration for the JV 1.0 Drop-Down was approved by a conflicts committee of the board of directors of the General Partner composed of independent members of the board of directors of the General Partner (the “Conflicts Committee”). The Conflicts Committee retained legal and financial advisors to assist it in evaluating and negotiating the Contribution Agreement. In approving the terms of the Contribution Agreement, the Conflicts Committee based its decision in part on an opinion from its independent financial advisor that the consideration to be paid by the Partnership in exchange for the Class B Units in the First JV is fair, from a financial point of view, to the Partnership and the Unaffiliated Common Unitholders (as defined in such opinion).
The foregoing description is not complete and is subject to and qualified in its entirety by reference to the full text of the Contribution Agreement, which is filed as Exhibit 2.1 to this Current Report and incorporated herein by reference. The representations and warranties in the Contribution Agreement are made solely for the benefit of the parties thereto. The assertions embodied in such representations and warranties are qualified by information contained in disclosure schedules that the parties exchanged in connection with the signing of the Contribution Agreement. In addition, these representations and warranties (i) may be intended not as statements of fact, but rather as a way of allocating risk to one of the parties if those statements prove to be inaccurate, (ii) may apply materiality standards different from what may be viewed as material to investors, and (iii) were made only as of the date of the Contribution Agreement or as of such other date or dates as may be specified in the Contribution Agreement. Moreover, information concerning the subject matter of such representations and warranties may change after the date of the Contribution Agreement, which subsequent information may or may not be fully reflected in the Partnership’s public disclosures. Investors are urged not to rely on such representations and warranties as characterizations of the actual state of facts or circumstances at this time or any other time.

ENVIVA PARTNERS, LP AND SUBSIDIARIES
Notes to Unaudited Pro Forma Combined Financial Statements
(In thousands, except number of units, per unit amounts and unless otherwise noted)
(Unaudited)

(2) Pro Forma Adjustments and Assumptions
The pro forma adjustments described below are based upon currently available information and certain estimates and assumptions. The actual effect of the transactions ultimately may differ from the pro forma adjustments included herein. However, management believes that the assumptions used to prepare the pro forma adjustments provide a reasonable basis for presenting the significant effects of the transactions as currently contemplated and that the pro forma adjustments are factually supportable, give appropriate effect to the expected impact of events that are directly attributable to the transactions, and reflect those items expected to have a continuing impact on the Partnership. The unaudited pro forma combined financial statements may not be indicative of the results that actually would have occurred if the Partnership had completed the transactions on the dates indicated or that could be achieved in the future.
The unaudited pro forma combined financial statements reflect the following adjustments:
(a) Reflects the contribution of all of the issued and outstanding Class B Units of the First JV for total consideration of $165.0 million consisting of $24.7 million cash paid to DevCo, a payable of $50.0 million to be paid upon COD of the Hamlet plant and a payable of $40.0 million due the later of COD and January 2, 2020.
(b) Reflects the elimination of related-party transactions.
(c) Reflects the elimination of results included in the First JV of entities transferred under common control to the Partnership that have been previously recast by the Partnership as a result of previous drop-down transactions.